Exhibit 99.1

VIASPACE SUBSIDIARY SIGNS EXCLUSIVE WORLDWIDE LICENSE TO CALTECH PATENTS ON MICRO FUEL CELLS
FOR PORTABLE APPLICATIONS

PASADENA, CA.—May 17, 2006—VIASPACE Inc. (OTCBB: VSPC), a company that transforms proven space and defense technologies from NASA and the Department of Defense into hardware and software solutions, announced today that its subsidiary, Direct Methanol Fuel Cell Corporation (DMFCC), has exercised an option and signed an exclusive worldwide license agreement with the California Institute of Technology (Caltech) for three issued and six pending patents on direct methanol fuel cell technology. The patents include important technology on micro and miniature fuel cells for small portable applications. Larger fuel cells use stacks of bipolar plates, and the new patents cover a novel monopolar approach where the plates are arranged in a flat package which is suitable for smaller applications. Other intellectual property covered by this license agreement include an aerosol feed direct methanol fuel cell, and structures for the cathode and anode. DMFCC has issued 150,000 shares of its common stock to Caltech as consideration for this license, and has agreed to pay certain patent expenses associated with the prosecution and maintenance of patent rights under the license.

With this and two previous license agreements, DMFCC has now licensed a total of 56 issued and 62 pending patents on fuel cell technology from Caltech and University of Southern California. These patents cover much of the underlying technology and improvements related to direct methanol fuel cells, which should be needed by most fuel cell manufacturers and by OEMs that use fuel cells in their portable electronic devices. Patents have been issued in the US, Japan, Korea, Australia, Brazil, Canada, Europe, Israel and China. Additional patents are also pending in these countries.

DMFCC produces disposable methanol fuel cartridges that provide the energy source for laptop computers and other portable electronic devices that will be powered by direct methanol fuel cells

Dr. Carl Kukkonen, CEO of both VIASPACE and DMFCC, commented, “We now have licensed all of the Caltech technology on low-temperature direct fuel cells using methanol and other organic fuels such as formic acid. We believe these patents will be necessary for any company developing direct organic fuel cells using a polymer electrolyte membrane, the process being used by many large commercial global electronic companies. DMFCC plans to provide fuel cell manufacturers and OEMs with needed patent protection under our umbrella as an incentive for them to use our fuel cartridges to power their portable electronic devices.”

The direct liquid organic fuel cell that uses a polymer electrolyte membrane (PEM) was jointly invented in 1992, and developed since then, by scientists at the NASA Jet Propulsion Laboratory (JPL) and at USC. The Jet Propulsion Laboratory is managed by Caltech for NASA. The JPL inventor team was led by Dr. Subbarao Surampudi and Dr. S. R. Narayanan. The USC team included Nobel Prize winner Professor George A. Olah, and Professor G. K. Surya Prakash.

About VIASPACE: VIASPACE is a diversified technology company with knowledge and expertise in energy/fuel cells, microelectronics, sensors, homeland security and public safety, and information and computational technology. Founded in 1998 with the objective of transforming proven space and defense technologies from NASA and the Department of Defense into hardware and software solutions that solve today’s complex problems, VIASPACE benefits from important patent and software licenses from Caltech, which manages NASA’s Jet Propulsion Laboratory. For more information, please visit our website at www.VIASPACE.com, or contact for Investor Relations, Dr. Jan Vandersande, Director of Communications at 800-517-8050, or IR@VIASPACE.com.

About Caltech and the Jet Propulsion Laboratory (JPL): The California Institute of Technology (Caltech) is a small private science and engineering university in Pasadena, California. It has 900 undergraduates, 1100 graduate students and 280 faculty members. The Jet Propulsion Laboratory, a NASA Center focusing on Space & Earth Science and Astrophysics, is managed by Caltech. See websites www.caltech.edu and www.jpl.nasa.gov.

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This news release includes forward-looking statements intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. These forward-looking statements relate to future events or our future performance and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. Similarly, statements in this release that describe the company’s business strategy, outlook, objectives, plans, intentions or goals also are forward-looking statements. These statements are only predictions. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such factors include the risks outlined in our periodic filings with the U.S. Securities and Exchange Commission, as well as general economic and business conditions, the ability to acquire and develop specific projects, the ability to fund operations and changes in consumer and business consumption habits and other factors over which VIASPACE has little or no control.

Press contact: Carl Kukkonen 626-768-3360